ARTICLES OF ORGANIZATION

OF

NEW CONSTELLA GROUP, LLC

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is New Constella Group, LLC.

2.	The name and address of each person executing these articles of organization is as follows:

W. Christopher Matton, Organizer
Kilpatrick Stockton LLP
3737 Glenwood Avenue, Suite 400
Raleigh, North Carolina 27612

3.	The street address and county, which is also the mailing address, of the initial registered office of the limited liability company is 2605 Meridian Parkway, Suite 200, Durham, Durham County, North Carolina 27713.

4.	The name of the initial registered agent is Gerald M. Schuetz.

5.	The limited liability company has a principal office. The street address and county, which is also the mailing address, of the principal office of the limited liability company is 2605 Meridian Parkway, Suite 200, Durham, Durham County, North Carolina 27713.

6.	Except as provided by N.C.G.S. §57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

7.	These articles will be effective upon filing.

This the 29th day of December, 2004.

/s/ W. Christopher Matton
W. Christopher Matton, Organizer

AMENDMENT OF ARTICLES OF ORGANIZATION OF

NEW CONSTELLA GROUP, LLC

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is New Constella Group, LLC.

2.	The text of each amendment adopted is as follows:

Paragraph 1 of the Articles of Organization is hereby deleted in its entirety and the following new Paragraph 1 is inserted in lieu thereof:

“The name of the limited liability company is Constella Group, LLC.”

3.              The amendment was duly adopted by the unanimous vote of the members of the limited liability company.

4.	These articles will be effective upon filing.

This the 18th day of January, 2005.

NEW CONSTELLA GROUP, LLC

By:	/s/ Donald A. Holzworth
Donald A. Holzworth, Manager